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                                                                   EXHIBIT 3.1.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        E-Z SERVE HOLDING COMPANY, INC.

         E-Z Serve Holding Company, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation shall now and in the future be E-Z Serve Corporation. The name under which the corporation was originally incorporated was E-Z Serve Holding Company, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 9, 1986.

2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended and restated as herein set forth:

                             "AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             E-Z SERVE CORPORATION

                                    ********

                                  ARTICLE ONE

         The name of the corporation is E-Z SERVE CORPORATION (the
"Corporation").

                                  ARTICLE TWO

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                 ARTICLE THREE

         The nature of the business, or objects or purposes to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have the authority to issue is one hundred ten million (110,000,000), of which one hundred million (100,000,000) shares shall be designated as Common Stock of the par value of one cent ($0.01) per share ($1,000,000); and ten million (10,000,000) shall be designated as Preferred Stock of the par value of one cent ($0.01) per share ($100,000).

         The following is a statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, in respect of the classes of stock of the Corporation, and the authority with respect thereto which is expressly vested in the Board of Directors of the Corporation:

                             Part I - Common Stock

         (1) Each share of Common Stock of the Corporation shall be equal in all respects to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (2) Subject to the preferential dividend rights applicable to shares of Preferred Stock, if any, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable



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in cash, stock or otherwise) as may be declared by the Board of Directors at any time or from time to time out of any funds legally available therefor.

         (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and subject to distribution of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, if any, or a sum sufficient for such distribution shall have been set aside, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

                           Part II - Preferred Stock

         (1) Shares of Preferred Stock may be issued from time to time in one or more classes or series (hereinafter referred to collectively as "series"), the shares of each series to have such voting powers, full or limited, or no voting powers, and such other designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting such series, and to fix the designations and the relative powers, rights, preferences, and limitations of the shares of each series and the variations in the relative rights, powers, preferences, and limitations as between series, and to increase and to decrease, but not below the number of shares then outstanding, the number of shares constituting each series. The authority of the Board of Directors of the Corporation with





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respect to each series shall include, but shall not be limited to, the authority to determine the following:

         (a)     The designation of such series.

         (b)     The number of shares initially constituting such series.

         (c) The increase, and the decrease to a number not less than the number of outstanding shares of such series, of the number of shares constituting such series, theretofore fixed.

         (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from after which they shall accumulate.

         (e) Whether or not the shares of such series shall be redeemable, and if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

         (f) The amount payable on the shares of such series in the event of the voluntary or the involuntary liquidation, dissolution or winding up of the Corporation and whether a liquidation, dissolution or winding up of the Corporation as such terms are used in this subparagraph (f) shall be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease, or conveyance of all or a part of its assets.

         (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share.

         (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof.





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         (i)     Whether or not a purchase fund shall be provided for the
                 shares of such series, and if such a purchase fund shall be provided, the terms and conditions thereof.

         (j) Whether or not the shares of such series shall have conversion privileges, and if such shares have conversion privileges, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or of the conversion price.

         (k) Any other powers, preferences, and relative, participating, optional, or other special rights or qualifications, limitations, or restrictions thereof, as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

                                  ARTICLE FIVE

         In furtherance and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to extent provided in the resolution or in the by-laws of the Corporation, and not inconsistent with the Delaware General Corporation Law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or





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committees shall have such name or names as may be stated in the by-laws of the
Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                                  ARTICLE SIX

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.





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                                 ARTICLE SEVEN

         Directors, Officers and employees of the Corporation shall be entitled to indemnification by the Corporation for the performance of their duties to the Corporation as may be set out in the Bylaws of the Corporation. Any repeal or limitation of any indemnification as set out in the Bylaws shall be prospective only from the date of repeal or limitation of the indemnification and shall not adversely affect any rights granted to any Director, Officer or employee prior to the date of any repeal or limitation of indemnification previously granted.

                                 ARTICLE EIGHT

         No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or Committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to this relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(ii) the material facts as to this relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the





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Corporation as of the time it is authorized, approved, or ratified by the Board of Directors or of a Committee which authorizes the contract or transaction.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transactions.

                                  ARTICLE NINE

         No holder of any securities of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe for (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or substitute for, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation, other than such right or rights (if any) as the Board of Directors or the Corporation, in its sole and absolute discretion, may determine at any time or from time to time.

                                  ARTICLE TEN

         The Corporation reserves the right to amend, alter, or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; provided, however, that any alteration, repeal, change, or amendment to the Certificate of Incorporation (other than by means of a certificate or designation as contemplated by Part II of Article Fourth) shall require the approval of the majority of the outstanding stock entitled to vote thereon and a majority of the





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outstanding stock of each class of stock entitled to vote thereon as a class;
and all the rights conferred upon stockholders herein are granted subject to this reservation.

         By-Laws of the Corporation may be adopted, amended, or repealed by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of the holders of a majority of the voting power of the Corporation's stock outstanding and entitled to vote thereon. Such by-laws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware.

                                 ARTICLE ELEVEN

         The number of directors of the Corporation shall be fixed by the by-laws of the Corporation. The term of the directors shall continue until the election and qualification of their successors.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, and any limitations provided by law, any director or the entire Board of Directors may be removed at any time upon the affirmative vote of the holders of a majority of the voting power of all of the stock of the Corporation entitled to vote in the election of directors.

                                 ARTICLE TWELVE

         To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or limitation of this paragraph by the stockholders of the Corporation shall be prospective only and





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shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or limitation.

                                ARTICLE THIRTEEN

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide."

3. The Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

4. The Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Bruce N. Huff, its Senior Vice President, and attested by Larry E. Cummings, its Secretary, on this the 6th day of December, 1990.

ATTEST:                                      E-Z SERVE HOLDING COMPANY, INC.

By:      /s/ Larry E. Cummings               By:     /s/ Bruce N. Huff
   -------------------------------              ------------------------------
      Larry E. Cummings                            Bruce N. Huff
      Secretary                                    Senior Vice President





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